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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

ECHOSTAR COMMUNICATIONS CORPORATION (Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 S. SANTA FE DRIVE
LITTLETON, COLORADO	80120

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 723-1000

ECHOSTAR DBS CORPORATION (Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 S. SANTA FE DRIVE
LITTLETON, COLORADO	80120

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 723-1000

SIGNATURE
EX-99.1 Excerpts From the Offering Memorandum

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements

     Not applicable.

     (b)  Pro Forma Financial Information

     Not applicable.

     (c)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Excerpts from the Confidential Offering Memorandum for Senior Notes of EchoStar DBS Corporation

ITEM 9. REGULATION FD DISCLOSURE.

          EchoStar DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of EchoStar Communications Corporation, recently announced that it had priced: (i) $1,000,000,000 principal amount of its 5 3/4% Senior Notes due October 1, 2008; (ii) $1,000,000,000 principal amount of its 6 3/8% Senior Notes due October 1, 2011; and (iii) $500,000,000 principal amount of its Floating Rate Senior Notes due October 1, 2008 (collectively, the “Notes”). All of the Notes were sold in a private placement to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to close on October 2, 2003.

          Attached hereto as Exhibit 99.1 and incorporated herein by reference is an excerpt of certain items included in the Offering Memorandum relating to the sale of the Notes. Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. We disclaim any responsibility to update any such information or any other information contained herein or therein.

     The information contained or incorporated in this Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

(Signature page follows)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

	By:	/s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Senior Vice President and Chief Financial Officer

ECHOSTAR DBS CORPORATION

	By:	/s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Senior Vice President and Chief Financial Officer

Dated: September 24, 2003

(Signature page to Form 8-K)

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Excerpts from the Confidential Offering Memorandum for Senior Notes of Echo Echostar DBS Corporation